UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2021

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

 (540) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SMID	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                              Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 8.01	Other Events:

Effective June 15, 2021, Rodney I. Smith (82 years old), Chairman of the Board of Smith-Midland Corporation (the "Company"), adopted a stock trading plan (the "10b5-1 Plan"). The 10b5-1 Plan was adopted pursuant to the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company's insider trading policies.

Rule 10b5-1 allows corporate officers and other company employees to adopt written trading plans when they are not in possession of material, non-public information. Mr. Smith is establishing this Rule 10b5-1 Plan to dispose of a portion of his holdings of the common stock of Smith-Midland Corporation in connection with Mr. Smith's overall estate planning process and portfolio diversification. Mr. Smith will begin selling his stock pursuant to this sales plan as soon as is practical, which is expected mid July 2021.

At the same time, Mr. Smith will also be contributing a significant portion of his Smith-Midland Corporation common stock to a private foundation which is expected, in turn, to donate the stock, or its liquidated value, to various charities. Mr. Smith currently owns 686,469 shares of Smith-Midland common stock, of which, 1,171 shares are restricted stock which are time-based, non-vested. Mr. Smith intends to keep the majority of the stock he currently owns. Following the execution of sales pursuant to the above 10b5-1 Plan and the donation, Mr. Smith is expected to own more than 7 percent of the Smith-Midland Corporation common stock.

Transactions completed under Mr. Smith's 10b5-1 Plan or by transfers to the foundation, will be reported as shares are either sold or transferred to the foundation on Form 4's which will be filed with the Securities and Exchange Commissions, as required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2021
SMITH-MIDLAND CORPORATION

By: /s/ Adam J. Krick
Adam J. Krick Chief Financial Officer